EXHIBIT 10.3

AMENDMENT NO. 1 TO

OCCIDENTAL PETROLEUM CORPORATION

2005 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD

FOR NON-EMPLOYEE DIRECTORS

GRANT AGREEMENT

Amendment No. 1, dated _______, 2007 (this “Amendment”), to the Grant Agreement, dated May _____, 200_ (the “Grant Agreement”), between OCCIDENTAL PETROLEUM CORPORATION, a Delaware corporation ("Occidental” or the "Company"), and _____________________ (the “Grantee”).

1.         Section 2 of the Grant Agreement is deleted in its entirety and the following is substituted in its stead:

“2. Restrictions on Transfer of Restricted Stock. Until the third anniversary date of this grant, the shares of Restricted Stock may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by the Grantee, except to Occidental; provided, however, that (i) the Grantee may designate from time to time any beneficiary or beneficiaries to whom any shares of Restricted Stock and any cash amounts are to be paid in case of the Grantee's death before receipt of such Restricted Stock and cash and (ii) all of the shares of Restricted Stock shall immediately become transferable in the event of a Change of Control, or in the event the Grantee ceases to serve on the Board for any reason, including as a result of the Grantee's death or Disability. If a written beneficiary designation is not on file with Occidental at the time of the Grantee's death, the Grantee's interest in the Restricted Stock will be transferred by will or the laws of descent and distribution.

Any purported transfer, encumbrance or other disposition of the Restricted Stock that is in violation of this Section 2 shall be null and void, and the other party to any such purported transaction shall not obtain any rights to or interest in the Restricted Stock. ”

2.         Except as provided in this Amendment, all other terms and conditions of the Grant Agreement remain in full force and effect.

3.         The laws of the State of Delaware govern the interpretation, performance, and enforcement of this Amendment.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized officer and Grantee has also executed this Amendment in duplicate, as of the day and year first above written.

OCCIDENTAL PETROLEUM CORPORATION

By:

Grantee
Date:

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